Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of LRAD Corporation (the “Company”) of our report dated November 20, 2014, relating to our audit of the Company’s September 30, 2014 consolidated financial statements incorporated by reference in this Prospectus, which is part of this Registration Statement.

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

San Diego, California
May 28, 2015